Exhibit 99.1

TPG Specialty Lending, Inc. Expands its Board of Directors and Elects Judy Slotkin and David Stiepleman to the Board

NEW YORK — (BUSINESS WIRE) — September 13, 2019 — The board of directors (the “Board”) of TPG Specialty Lending, Inc. (NYSE: TSLX) (“TSLX” or “the Company”) announced today that Ms. Judy Slotkin and Mr. David Stiepleman were elected to the Company’s Board of Directors on September 11, 2019. Ms. Slotkin and Mr. Stiepleman’s election brings the total number of directors to nine, five of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Ms. Slotkin will serve on the Company’s Board as a Class II director who is not an “interested person” until the date of the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Mr. Stiepleman will serve on the Company’s Board as a Class I interested director until the Company’s 2021 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Also on September 11, 2019, Ms. Slotkin was elected as a member of the Company’s Audit Committee and Compensation Committee.

Ms. Slotkin retired as a Managing Director from Bank of America in 2015, where she most recently led business development and relationship management for the New York market as part of the Market Executive team in private wealth management. Prior to joining Bank of America in 2010, Ms. Slotkin served as the Chief Risk Officer at Everspan Financial Guaranty. Prior to joining Everspan, Ms. Slotkin served various leadership roles at Citigroup, including Department Head of the Corporate Finance Division, where she led origination, trading and sales of asset-backed securities, commercial paper on an agency basis, loan note trading and investment grade loan syndications. During her career at Citigroup, Ms. Slotkin also served as the Credit Head of the Corporate Finance Division and Municipal Credit Head of the Public Finance Department. Ms. Slotkin holds a B.S. in Accounting from Fairleigh Dickinson University and an M.B.A. in Finance from Fordham University. She previously served as a director, chair of the nominating and corporate governance committee and a member of the audit committee for Siga Technologies, Inc. and a director and chair of the audit committee for Nephros, Inc.

Mr. Stiepleman is a Co-Founder, Partner and Chief Operating Officer of TPG Sixth Street Partners based in San Francisco and a Vice President of the Company. Prior to joining the firm in 2010, Mr. Stiepleman was a Managing Director and the Deputy General Counsel of Fortress Investment Group, where he was the lead lawyer responsible for the firm’s new business initiatives. Prior to joining Fortress in 2007, Mr. Stiepleman was lead counsel to Americas Special Situations Group (“AmSSG”) and the Mortgages Department at Goldman Sachs. In those roles he served as a member of the AmSSG Investment Committee and the Mortgages Capital Committee. Prior to Goldman Sachs, Mr. Stiepleman was a lawyer at Cleary Gottlieb Steen & Hamilton LLP where he represented corporates, funds and sovereigns in mergers and acquisitions and fund formation in the United States and Europe. Mr. Stiepleman holds a B.A. in French and Political Science from Amherst College and a J.D. from Columbia University.

“We are pleased to welcome Judy to our board. Her financial and banking industry expertise complements the diverse skill sets of our Board and will add new and valuable perspectives for our business,” said Joshua Easterly, Chairman of TSLX.

“David is one of the leaders of our firm and has been instrumental in our structure and operations since the founding of our business,” added Mr. Easterly, “We look forward to David’s continued leadership and expertise in his participation on our Board.”

Mr. Easterly also noted, “We believe the quality of our Board differentiates our business and benefits our shareholders. Our appointments this year of Ms. Gordon, Ms. Slotkin, Mr. Doddy and Mr. Stiepleman reflect the ongoing efforts under the leadership of our Nominating and Corporate Governance Committee to search for qualified candidates who bring new and diverse experience to our Board.”

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, a global finance and investment firm with over $32 billion of assets under management as of June 30, 2019. TPG Sixth Street Partners is in a strategic partnership with TPG, the global alternative asset firm. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Patrick Clifford, 617-793-2004

PClifford@tssp.com

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